EXHIBIT 99

Digi International Reports Fiscal Second Quarter 2003 Results
Exceeds earnings per share estimates for the quarter and
provides improved earnings per share guidance for the year

(Minneapolis, MN, April 16, 2003) — Digi International® Inc. (NASDAQ: DGII) reported revenues of $25.5 million for the fiscal second quarter of 2003 compared to $25.5 million in the prior quarter and $25.2 million in the fiscal second quarter of 2002. Revenue for the quarter met the high end of management’s previously disclosed guidance of $24.5 — $25.5 million.

Digi reported net income of $2.5 million for the fiscal second quarter of 2003, or $0.12 per diluted share, compared to a net loss of $7.3 million, or $0.39 per diluted share, in the fiscal second quarter of 2002. These results compare to a net loss of $42.8 million in the fiscal first quarter of 2003, or $1.94 per diluted share. Digi adopted Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (SFAS 142) in the fiscal first quarter of 2003, and recorded a non-cash goodwill impairment charge of $43.9 million as a change in an accounting principle. Income before the cumulative effect of accounting change was $1.1 million, or $0.05 per diluted share in the fiscal first quarter of 2003. Earnings per share for the quarter exceeded management’s previously disclosed guidance of $0.02 — $0.04.

During the fiscal second quarter of 2003 Digi recognized the beneficial impact of reversing an income tax valuation reserve related to its German net operating loss carryforwards. Management concluded that the previously recorded valuation allowance should be reversed based upon current and anticipated taxable income generated by its German operations. The impact of this decision was a tax benefit of $1.4 million, or $0.07 per diluted share in the second quarter.

Revenue from Digi Connectware products was $17.3 million for the fiscal second quarter. Device Networking products, which include NetSilicon and the Device Server product lines, contributed $8.2 million in the second quarter.

Gross margins in the fiscal second quarter of 2003 were 59.6%, compared to 60.1% in the previous quarter and 52.3% in the fiscal second quarter of 2002. The increase in 2003 gross margins is primarily a result of replacing lower margin LAN products with higher margin embedded networking connectivity products.

Total operating expenses in the fiscal second quarter of 2003 were $13.7 million, compared to $13.9 million in the previous quarter.

Digi Reports Fiscal 2003 Second Quarter Results — Page 2

“We are very pleased to achieve revenue results at the high-end of our guidance and to exceed our earnings expectations,” said Joe Dunsmore, Chairman, President and CEO of Digi. “Our execution continues to improve in the face of the continued challenging market conditions.”

Digi’s cash and marketable securities balance at the end of the quarter was $56.5 million, an increase of $2.1 million from the end of the prior quarter. Days sales outstanding (DSO) was at 34 days, an increase of one day from the previous quarter. Digi’s cash per share, defined as cash and marketable securities divided by March 31, 2003 shares outstanding of 21,235,686, was $2.66.

REVENUE AND EARNINGS GUIDANCE:

Digi expects fiscal third quarter 2003 revenue to be in the range of $24.5 — $25.5 million and anticipates earnings per diluted share to be in the range of $.03 — $.05. For the full fiscal year, the revenue guidance remains the same as forecasted in the range of $101 — $103 million. Digi is increasing its guidance for earnings per diluted share, excluding the impact of adoption of SFAS 142, to a range of $0.23 — $0.27, from the previously forecasted range of $0.13 — $0.17. Including the impact of adoption of SFAS 142, diluted loss per share is forecasted to be in a range of $1.76 — $1.79, a reduction from the forecasted loss per diluted share of $1.82 - $1.86.

Digi Reports Fiscal 2003 Second Quarter Results — Page 3

Digi International Inc.
Condensed Consolidated Statement of Operations
For the three months and six months ended March 31, 2003 and 2002

	Three months ended March 31		Six months ended March 31

	2003	2002	2003	2002

Net sales	$25,511,598	$25,192,717	$51,039,067	$50,342,879
Cost of sales	10,317,250	12,019,152	20,498,087	23,719,455

Gross margin	15,194,348	13,173,565	30,540,980	26,623,424
Operating expenses:
Sales and marketing	6,065,294	7,804,216	12,222,266	14,501,513
Research and development	3,684,312	4,827,941	7,829,521	8,553,589
General and administrative	2,333,212	2,722,015	4,348,901	5,400,669
Goodwill and intangibles amortization	1,738,425	1,921,080	3,449,385	3,431,698
In-process research and development	—	3,100,000	—	3,100,000
Loss on sale of MiLAN business	—	3,616,645	—	3,616,645
Restructuring	(134,018)	—	(266,156)	—

Total operating expenses	13,687,225	23,991,897	27,583,917	38,604,114

Operating income (loss)	1,507,123	(10,818,332)	2,957,063	(11,980,690)
Other (expense) income	(93,710)	103,943	(78,367)	449,367

Income (loss) before income taxes and cumulative effect of accounting change	1,413,413	(10,714,389)	2,878,696	(11,531,323)
Income tax benefit	(1,090,954)	(3,379,588)	(695,326)	(3,690,023)

Net income (loss) before cumulative effect of accounting change	$2,504,367	$(7,334,801)	$3,574,022	$(7,841,300)
Cumulative effect of accounting change	—	—	(43,865,972)	—

Net income (loss)	$2,504,367	$(7,334,801)	$(40,291,950)	$(7,841,300)
Net income (loss) per common share, basic:
Income (loss) before cumulative effect of accounting change	$0.12	$(0.39)	$0.17	$(0.46)
Cumulative effect of accounting change	—	—	(2.03)	—

	$0.12	$(0.39)	$(1.86)	$(0.46)

Net income (loss) per common share, assuming dilution:
Income (loss) before cumulative effect of accounting change	$0.12	$(0.39)	$0.16	$(0.46)
Cumulative effect of accounting change	—	—	(2.02)	—

	$0.12	$(0.39)	$(1.86)	$(0.46)

Weighted average common shares, basic	21,234,643	18,924,732	21,656,077	17,124,443

Weighted average common shares, assuming dilution	21,314,533	18,924,732	21,700,439	17,124,443

Digi Reports Fiscal 2003 Second Quarter Results — Page 4

DIGI INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2003	September 30, 2002

ASSETS
Current assets:
Cash and marketable securities	$56,471,380	$58,151,141
Accounts receivable, net	11,093,271	10,518,032
Inventories, net	10,339,329	12,490,767
Other	5,322,649	5,141,439

Total current assets	83,226,629	86,301,379
Property, equipment and improvements, net	21,051,453	21,538,987
Intangible assets, net	26,094,800	71,686,295
Deferred tax assets, net	2,063,075	—
Other	1,087,724	1,301,034

Total assets	$133,523,681	$180,827,695

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$766,578	$891,220
Accounts payable	6,248,887	6,591,235
Accrued expenses and income taxes payable	13,134,402	13,653,532
Restructuring	446,939	2,503,820

Total current liabilities	20,596,806	23,639,807
Long-term debt	5,490,908	4,988,591
Deferred tax liabilities, net	—	1,019,676

Total liabilities	26,087,714	29,648,074
Total stockholders’ equity	107,435,967	151,179,621

Total liabilities and stockholders’ equity	$133,523,681	$180,827,695

Digi Reports Fiscal 2003 Second Quarter Results — Page 5

Digi International Inc.
Condensed Consolidated Statement of Cash Flows
For the three and six months ended March 31, 2003

	Three months	Six months
	ended	ended
	March 31, 2003	March 31, 2003

Operating activities:
Net income (loss)	$2,504,367	$(40,291,950)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Restructuring	(134,018)	(266,156)
Depreciation of property and equipment	799,211	1,563,363
Amortization of intangible and other assets	1,989,874	3,738,601
Goodwill impairment charge	—	43,865,972
Provision (benefit) for doubtful accounts and product returns	70,000	(30,000)
Provision for inventory obsolescence	267,697	733,873
Deferred income taxes	(1,415,000)	(1,415,000)
Gain on sale of fixed assets	—	(2,988)
Stock compensation	26,406	56,644
Changes in operating assets and liabilities	(635,782)	(3,372,070)

Total adjustments	968,388	44,872,239

Net cash provided by operating activities	3,472,755	4,580,289

Investing activities:
Purchase of held-to-maturity marketable securities, net	(6,206,139)	(7,580,435)
Contingent purchase price payments related to business acquisitions	—	(2,018,157)
Proceeds from sale of fixed assets	—	6,447
Purchase of property, equipment, intangibles, and improvements	(540,541)	(693,270)

Net cash used in investing activities	(6,746,680)	(10,285,415)

Financing activities:
Payments under line of credit	(708,540)	—
Principal payments on long-term debt	(174,894)	(206,859)
Purchase of treasury stock	—	(3,603,260)
Stock benefit plan transactions	144,973	280,606

Net cash used in financing activities	(738,461)	(3,529,513)

Effect of exchange rate changes on cash and cash equivalents	(150,340)	(25,557)

Net decrease in cash and cash equivalents	(4,162,726)	(9,260,196)
Cash and cash equivalents, beginning of period	28,392,925	33,490,395

Cash and cash equivalents, end of period	$24,230,199	$24,230,199

Digi Reports Fiscal 2003 Second Quarter Results — Page 6

Conference Call Notice

Digi invites all those interested in hearing management’s discussion of the quarter to attend its second fiscal quarter 2003 conference call, scheduled for Wednesday, April 16, 2003, at 4:00 p.m. CT, either by phone or on the Web. Participants can access the call directly by dialing 800-633-8537. International participants can access the call by dialing 415-537-1857. A replay will be available for one week following the call by dialing 800-633-8284 and entering the following access code when prompted: 21138837. Participants may also access a live web cast of the conference call through the investor relations section of Digi’s Web site, www.digi.com.

About Digi International

Digi International, based in Minneapolis, is the leader in Connectware and makes device networking easy by manufacturing products and technologies that are cost effective and easy to use. Digi markets its products through a global network of distributors and resellers, systems integrators and original equipment manufacturers (OEMs).

For more information, visit Digi’s web site at www.digi.com, or call 800-344-4273 (U.S.) or 952-912-3444 (International). All brand names and product names are trademarks or registered trademarks of their respective companies.

Digi, Digi International, and the Digi logo are trademarks or registered trademarks of Digi International Inc. in the United States and other countries. All other brand names and product names are trademarks or registered trademarks of their respective owners.

Forward-looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” target,” “estimate,” “may,” “will,” “expect,” “plan,” “project,” “should,” or “continue” or the negative thereof or other variations thereon or similar terminology. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company’s mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the highly competitive market in which the Company operates; rapid changes in technologies that may displace products sold by the Company, declining prices of networking products, the Company’s reliance on distributors, delays in the Company’s product development efforts, uncertainty in consumer acceptance of the Company’s products, and changes in the Company’s level of revenue or profitability. These and other risks, uncertainties and assumptions, identified from time to time in the Company’s filings with the Securities and Exchange Commission, including without limitation, its annual report on Form 10-K for the year ended September 30, 2002 and its quarterly reports on Form 10-Q, could cause the Company’s future results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the Company’s ability to control or predict. These forward-looking statements speak only as of the

Digi Reports Fiscal 2003 Second Quarter Results — Page 7

date on which they are made. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Digi International Contact	Investors Contact
S. (Kris) Krishnan	Tom Caden / Laura Wyrick
(952) 912-3125	Dian Griesel, Ph.D.
s_krishnan@digi.com	The Investor Relations Group
New York, NY
212-825-3210
TheProTeam@aol.com